16.1 Letter of PricewaterhouseCoopers regarding change in independent public accountants.


                                                          PricewaterhouseCoopers
                                                                 Channel Islands
                                                           Twenty Two Colomberie
                                                                       St Helier
                                                                  Jersey JE1 4Xa
                                                                 Channel Islands
                                                   Telephone +44 (0) 1534 838200
                                                   Facsimile +44 (0) 1534 838201


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549



26 June 2002

PMY/SR/L5104


Commissioners:

We have read the statements made by London Pacific Group Limited ("the Company") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated 19 June 2002. We agree with the statements concerning our Firm in such Form 8-k, however we have no basis to comment regarding the final sentence contained within paragraph (v).


Very truly yours


/s/  PricewaterhouseCoopers

PricewaterhouseCoopers










L Philip C Taylor Peter A Flamank Mark W James Stephen J Le Page Brendan T McMahon David R Pirouet Peter M Yates